EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-127626, 333-157726, 333-176247, 333-181430, 333-204092, and 333-231643) on Form S-8 of our report dated February 23, 2022, with respect to the consolidated financial statements and financial statement schedule II - Valuation and Qualifying Accounts and Reserves of ACCO Brands Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 23, 2022